Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-115666 and 333-204548 on Forms S-8 and in Registration Statement No. 333-144699 on Form S-3 of NorthWest Indiana Bancorp of our report dated February 20, 2018 on the consolidated financial statements and the effectiveness of internal control over financial reporting of NorthWest Indiana Bancorp, which report is included in Form 10-K for NorthWest Indiana Bancorp for the year ended December 31, 2017.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Chicago, Illinois

February 20, 2018